                                                                      EXHIBIT 11

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                    COMPUTATION OF NET LOSS PER COMMON SHARE

                   THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

                                                                           THREE MONTHS ENDED MARCH 31,
                                                                           ----------------------------
                                                                              2000              1999
                                                                           ---------          ---------
BASIC NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported.................   $ (33,870,230)    $ (2,603,568)
     Weighted average number of common shares outstanding:
          Common Stock................................................      20,130,349          136,949
                                                                         -------------     ------------

          Basic net loss per common share.............................   $       (1.68)    $     (19.01)
                                                                         =============     ============


DILUTED NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported.................   $ (33,870,230)    $ (2,603,568)
     Weighted average number of common shares outstanding:
          Common Stock................................................      20,130,349          136,949

          Effect of common stock equivalents..........................             --               --
                                                                         -------------     ------------
                                                                               --
               Total..................................................      20,130,349          136,949
                                                                         -------------     ------------

          Diluted net loss per common share...........................   $       (1.68)    $     (19.01)
                                                                         =============     ============
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